UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment to

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Atlantic Acquisition II, Inc.

(Exact Name of registrant in its charter)

Nevada	6770	82-2108340
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Robert Bubeck

18731 SE River Ridge

Tequesta, FL 33469

561-310-4692

 Address and telephone number of principal executive offices)

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave #200

 Las Vegas, NV 89123

(702) 724-2636

(Name, address and telephone number of agent for service)

Copies to:

Elaine Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave #200

 Las Vegas, NV 89123

(702) 724-2636

ead@eadlawgroup.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐     .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐     .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒. Emerging growth company x☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock-New Issue	2,000,000	$0.02	$40,000	$8.04

Common Stock—Current Shareholders	20,000,000	$0.02	$400,000	$46.36

(1)       This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)       Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

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The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Atlantic Acquisition II, Inc.

2,000,000 Shares of Common Stock, $0.02 per share

Under the 419 registration, Atlantic Acquisition II, Inc. sold 1,135,000 shares at a price of $0.02 to 43 investors.

The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company fbo Atlantic Acquisition II, Inc..  All subscription funds will be held in Escrow in a non-interest-bearing Escrow Account at Branch Banking and Trust Company.  No funds have been released to the Company.  See the section entitled “Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors were deposited in an account (non-interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the Escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon entire completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. This acquisition may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the investor’s funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company.) Unless sufficient investors (investors constituting at least 80% of the funds raised) elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will receive the return of his deposited funds (minus up to 10% which may be release to the registrant upon entire completion of the offering) and none of the deposited securities will be issued to investors. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company is currently a Shell company.

In the event an acquisition is not consummated within 18 months of the effective date of this Post Effective Amendment, the deposited funds will be returned  to all investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company)  Until 90 days after the date funds and securities are released from the Escrow or Escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

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RECONFIMATION OFFERING

Shareholders are being asked to reconfirm their investment given the proposed acquisition and such acquisition will not be completed unless at least 80% of the investors reconfirm their offering.

AAII and THE PERFECTLY GREEN CORP.’s shareholders and members, respectively, and the Boards of Directors of AAII and THE PERFECTLY GREEN CORP. have approved a Share Exchange Agreement between the corporation and the Perfectly Green Corp. under which, after the effectiveness of a Post-Effective Amendment and Reconfirmation vote, would see the corporation acquire 100% of the Perfectly Green Corp. for 95% of the issued and outstanding capital stock of the corporation.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date the Deposited Funds held in the Escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The funds to be received by investors will not include the 10% of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the acquisition to be consummated; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this Post Effective Amendment, the Deposited Funds held in the Escrow account shall be returned to all investors within five business days by first class mail or other equally prompt means minus up to 10% that may be released to the registrant after the entire completion of the offering. The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

Notice of Reconfirmation

Investors will have no fewer than 20 business days and no more than 45 business days to notify the Company of their election to remain an investor.  Investors must notify the Company of their election on or before _______________________, 2019, 18731 SE River Ridge Tequesta, FL 33469.

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USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table below.

The Company intends to use the proceeds from this offering as follows:

	$22,700 raised in Offering
Application Of Proceeds	$	% of total
Total Offering Proceeds	$22,700	100%
Net Held in Escrow(2)	$20,430	90%
Amount Released to Company(1)	$2,2780	10%
Total	$22,700	100%

Notes:

(1)   The 10% which may be releasable to the company upon the entire completion of the offering. These funds will be used only for the purpose of locating an acquisition candidate and closing such acquisition.

(2) Deducting for the 10% which may be releasable to the company upon the entire completion of the offering. These funds are held in Escrow as disclosed below.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DILUTION

Dilution figures based on Audited Financial Statements dated December 31, 2016

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Our net tangible book value per share before the offering is $0.00. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the amount subject to return to non-reconfirming investors ($7,200), our net book value will be $52,800 or 0.00 per share ($52,800 divided by the 11,000,000 shares then outstanding). Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.03 per share while our present stockholders will receive an increase of $0.01 per share in the net tangible book value of the shares they hold.   This will result in a 75.00% dilution for the purchasers of stock in this offering.

•	In the event that shareholders owning at least 80% of the shares purchased in the offering consent, the reconfirming investors’ funds will be fully available to the company while the non-reconfirming investors’ funds will be returned to them minus 10% releasable to the Company.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

$40,000
Offering
Offering Price Per Share	$0.04
Book Value Per Share Before the Offering	$0.00
Book Value Per Share After the Offering	$0.00
Net Increase to Original Shareholder	$0.0
Decrease in Investment to New Shareholders	$0.04
Dilution to New Shareholders (%)	100.00%

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PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering was conducted on a best-efforts basis utilizing the efforts of Robert Bubeck acting as the exclusive sales agent. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Bubeck. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into an Escrow account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Robert Bubeck is acting as underwriter and sales agent for the offering.

Robert Bubeck is relying on the safe harbor from broker-dealer registration in Rule 3a4-1 under the Exchange Act in offering the Company’s securities.

Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer.  Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

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Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and  at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Bubeck will meet these requirements.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").  If the minimum offering is not achieved within 180 days of the date of the effectiveness of this Post Effective Amendment , all subscription funds will be returned to investors promptly without interest or deduction of fees (in which case all Escrow fees shall be borne by registrant).  The offering proceeds and the securities to be issued to investors must be deposited in an Escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the Escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable upon the time when the minimum offering is reached or exceeded and the offering is closed (which could include when the maximum amount is reached), the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors  reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. The acquisition may be consummated through the use of the proceeds of this offering, loans or equity. Pursuant to these procedures; within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or Escrow, a copy of the new prospectus contained in the post-effective amendment and any amendment or supplement thereto which describes an acquisition candidate and its business including audited financial statements; (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or Escrow account shall be sent by first class mail or other equally prompt means to the purchaser within five business days; within five business days; The Company must return the deposited funds to any investor who does not elect to remain an investor (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of the deposited funds and none of the deposited securities will be issued to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). In the event an acquisition is not consummated within 18 months of the effective date of this Post Effective Amendment, the deposited funds will be returned to all investors (10% may have been released to the Company upon the entire completion of the offering). The funds to be received by investors will not include the 10% of proceeds which may be released to the company.

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The proceeds from the sale of the shares in this offering were payable to Branch Banking and Trust Company fbo Atlantic Acquisition II, Inc. ("Escrow Account") and were deposited in a non-interest-bearing bank account at Branch Banking and Trust Company until the Escrow conditions are met. The funds were deposited by noon the next business day from receipt of the funds. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Atlantic Acquisition II, Inc. until such a time as the Escrow conditions are met other than up to 10% as disclosed herein. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned to investors (each investor will receive a return of his funds held in escrow less the 10% portion of proceeds to be provided to the company). Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The funds to be received by investors will not include the 10% of proceeds which may be released to the company. The Escrow Agent will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this Escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of the effectiveness of this registration statement, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days. The fee of the Escrow Agent is $2,500.00 which is not being paid with proceeds of this offering. [See Exhibit 99(a)]. The amount of funds actually collected in the Escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Branch Banking and Trust Company acting as Escrow Agent for the separate investors will make the determination based solely on the account records of the insured depository institution (Branch Banking and Trust Company).

The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Atlantic Acquisition II, Inc. is authorized to issue 300,000,000 shares of common stock, $0.001 par value. The company has issued 21,135000 shares of common stock to date held by one (1) shareholder of record.

The holders of Atlantic Acquisition II, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

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PREEMPTIVE RIGHTS

No holder of any shares of Atlantic Acquisition II, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Atlantic Acquisition II, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Atlantic Acquisition II, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Atlantic Acquisition II, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Elaine A. Dowling, Esq.  of EAD Law Group, LLC. is legal counsel to the Company. Elaine A. Dowling, Esq. has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mrs. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission.

The Balance Sheet of the Company as of December 31, 2017, and the related Statement of Operations, Changes in Stockholder’s Equity and Cash Flows the the period then ended have been audited by Adeptus CPA’s and included in the registration statement in reliance upon their authority as experts in accounting and auditing.

No experts or counsel to the company have any shares or other interests in the Company.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Atlantic Acquisition II, Inc. (the “Company”), was incorporated on June 29, 2017, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has no operations to date. Other than issuing shares to its original shareholders, the Company never commenced any operational activities.

The Company was formed by Robert Bubeck, Benny Doro, and Margaret McLaughlin for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Robert Bubeck serves as President and Director, Benny Doro serves as Secretary and Director, and Margaret McLaughlin serves as Treasurer and Director. The directors determined next to proceed with filing a Form S-1.

Mr. Bubeck, President and Director, elected to commence implementation of the Company’s principal business purpose described below under “Plan of Operation”. As such, the Company can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a “blank check” company. Many states have enacted statutes, rules, and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company’s securities until a merger or acquisition has been consummated, all shares will be placed in escrow, and will not be released until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company’s securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s ability to sell their respective securities before such closing.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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Number of Total Employees and Number of Full Time Employees

Atlantic Acquisition II, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 18731 SE River Ridge, Tequesta, FL 33469. Office space is being provided free of charge by our sole officer and director and is adequate for the company needs for the foreseeable future.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

The following disclosures cover proceedings over the last 10 years:

Robert Bubeck, our officer and director has not been convicted in a criminal proceeding.

Robert Bubeck, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Atlantic Acquisition II, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Atlantic Acquisition II, Inc. and its sole officer and director, Mr. Bubeck, makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Atlantic Acquisition II, Inc..;

2.	There are currently 10,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

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All of the presently outstanding shares of common stock (10,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Atlantic Acquisition II, Inc. has 21,135000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Atlantic Acquisition II, Inc. was incorporated on June 29, 2017.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

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The Registrant has no full-time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Our sole officer and director, Mr. Bubeck anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.  Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our sole officer and director, Mr. Bubeck, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our sole officer and director, Mr. Bubeck, believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

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The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, our officer and director, Mr. Bubeck, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand, a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus, they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-Q’s, or 10-K's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Our officer and director, Mr. Bubeck, intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, our sole officer and director, Mr. Bubeck, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our officer and director, Mr. Bubeck, will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our sole officer and director, Mr. Bubeck, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's sole officer and director, Mr. Bubeck, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

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ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Likely ownership structures include but are not limited to that the Company may enter into a merger or acquisition with another company after which the acquired entity will be a wholly owned subsidiary of registrant.  It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present officer and director Mr. Bubeck and current shareholders of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a price not to exceed $0.02 per share. No transfer or sales of any shares held in Escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.  It is likely that the merger or acquisition will result in the pre-merger or acquisition shareholders becoming minority stockholders of the combined resulting company.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is filing a Form 8a concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its POS AM to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K.

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COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the Company’s principal independent accounting firm has neither resigned (nor declined to stand for reelection) nor has been dismissed.  The independent registered public accounting firm for the Company is Adeptus, CPA.

CURRENT DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Robert Bubeck	61	President and Director	Inception – current
Benny Doro	51	Secretary and Director	Inception – current
Margaret. McLaughlin	79	Treasurer and Director	Inception – current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. Bubeck is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation or removal from office.

(2) Robert Bubeck has outside interests and obligations other than Atlantic Acquisition II, Inc..  He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, Atlantic Acquisition II, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters other than Robert Bubeck.

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BACKGROUND OF CURRENT DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. Robert Bubeck, President, Director, Age 61

Currently, Mr. Bubeck is the President of WJLL, Inc., a Florida consulting practice founded in 1997, initially as Market Link of South Florida, Inc. Clients have included the successful launch, development, and continued operation of many cable networks, television programs, and other media ventures. The company’s lead clients include Comcast, Newsmax Media, TimeLife Media, Zuus Digital Networks, The Country Network, Zuus Latino, The FAD Network, and Pyramid Entertainment.

Mr. Bubeck is a founding partner of Zeplin Media, a media buying service in the infomercial industry.

In 2007, Mr. Bubeck co-foundered Cross Media Works, a multiplatform sales agent in the media industry. Mr. Bubeck directed the company to the acquisitions of Apex Media Sales (Scottsdale), TelAmerica Media (Philadelphia), Affiliated Media (Jacksonville), and WizeBuys (Philadelphia). These acquisitions totaled over $150 million.

In 1991, Mr. Bubeck served as the Senior Vice President of Operations for American Cable Advertising, an independent sales organization in the spot cable arena. Under Mr. Bubeck’s direction, ACA launched and operated its organization to 10 sales offices nationwide. Mr. Bubeck also served as the Vice President of Sales in the Southeast for National Cable Communications, a joint venture of Comcast, Cox Cable Communications, Time Warner, and Katz Communications.

Mr. Bubeck is also an officer and director of Atlantic Acquisition, Inc., a blank check which recently went effective and is current in its reporting obligations.

Benny Doro, Secretary, Director Age 51

In 1995, Mr. Benny Doro founded NextLevel Productions Inc., a multi-media advertising and marketing company.  Mr. Doro served as the company’s CEO, and he managed multiple clients including negotiating content deals with artists such as Madonna, Van Halen, U2, KISS, Britney Spears, Jessica Simpson, and Sony Fanfire.  In 2001, NextLevel merged with Wiremix Media Inc., to become a digital advertising company.  In 2002, Mr. Doro negotiated the sale of NextLevel to a  CYOP Systems INC, a publicly traded company.  The company was sold in 2002.

In 2002, Mr. Doro became a partner in Marketview Financial Group, Inc., a private investment banking firm based on Wall Street.

In 2012 Mr. Doro co-founded and currently serves as Vice-President of Universal Vision Group, a provider of e-commerce software providing international multi-currency pre-paid cards to both corporate users and consumers offering a complete Tier 1 pre-paid card issuer processing infrastructure.  The company is also an e-commerce Payments Systems Provider.

Currently Mr. Doro serves on the Board of Directors at Pyramid Media, Inc. (Pyramid Records), an entertainment company with multiple artists that provides major distribution through INgrooves Fontana and Universal Music Group Distribution.

Mr. Doro is also an officer and director of Atlantic Acquisition, Inc., a blank check which recently went effective and is current in its reporting obligations.

 Margaret McLaughlin, Treasurer, Director Age 79

Ms. McLaughlin has worked in the New York area for most of her career. Ms. McLaughlin has worked as a professional bookkeeper for several large companies. She has been retired since before 2012 and will occasionally informally consult for companies.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Legal

Board Committees

Atlantic Acquisition II, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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CURRENT EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Bubeck President and Director	2017	—	—	$5,400	—	—	—	—	$5,400

Benny Doro Secretary	2017	—	—	$5,400	—	—	—	—	$5,400

Margaret McLaughlin Treasurer	2017	—	—	$5,400	—	—	—	—	$5,400

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to Atlantic Acquisition II, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

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EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Atlantic Acquisition II, Inc.’s incorporation on August 22, 2016, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Atlantic Acquisition II, Inc. currently does not have existing or proposed option or SAR grants.

CURRENT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Before Offering	Before Offering	After Offering	After Offering

Benny Doro*	5,400,000	27%	0	0%
Robert Bubeck*	5,400,000	27%	0	0%
Margaret McLaughlin*	5,400,000	27%	0	0%
John Gladdis	3,000,000	15%	0	0%

All officers and directors as a group*	16,200,000	81%	0	0%

Footnotes

(1) The address of the executive officers and directors is c/o Atlantic Acquisition II, Inc., 18731 SE River Ridge, Tequesta, FL 33469.

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 29, 2017, Robert Bubeck, paid for expenses involved with the incorporation of Atlantic Acquisition II, Inc. with personal funds on behalf of Atlantic Acquisition II, Inc., as a capital contribution Benny Doro, Margaret McLaughlin and Robert Bubeck were each issued 5,400,000 common shares par value $0.001 as founders shares.

Our President and Director, Bub Bubeck, our Secretary and Director, Benny Doro, Margaret McLaughlin, our Treasurer and Director, and John Gladdis, are the only promoters of the Company.

REPORTS TO SECURITY HOLDERS

1. After this offering, Atlantic Acquisition II, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

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2. After this offering, Atlantic Acquisition II, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials Atlantic Acquisition II, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Atlantic Acquisition II, Inc.’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Atlantic Acquisition II, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Atlantic Acquisition II, Inc. of expenses incurred or paid by a director, officer or controlling person of Atlantic Acquisition II, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Atlantic Acquisition II, Inc. will, unless in the opinion of Atlantic Acquisition II, Inc.’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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 ATLANTIC ACQUISITION II, INC.

FINANCIAL STATEMENTS

Balance Sheet as of April 30, 2018	1

Statement of Operations for the three months (ended April 30, 2018 and period from inception (June 29, 2017) Through April 30, 2018	2

Statement of Cash Flows for the three months ended April 30, 2018 and period from inception (July 31, 2017) Through April 30, 2018	3

Notes to Financial Statements	4 - 6

These unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on the SEC instruction to Form 10-Q. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended April 30, 2018 are not necessarily indicative of the results that can be expected for the full year.

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Atlantic Acquisition II, Inc.

Balance Sheet

 at April 30, 2018 and at July 31, 2017

	April 30, 2018 (unaudited)	July 31, 2017
ASSETS

Total assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Due to Related Party	9,949	6,000

Total current liabilities	$9,949	6,000

Stockholders’ deficit
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000	2,000
Additional paid in capital	23,750	23,750
Accumulated deficit	(35,699)	(31,750)
Total stockholders’ deficit	(9,949)	(6,000)

Total liabilities and stockholders’ deficit	$—	—

See accompanying notes to unaudited financial statements.

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Atlantic Acquisition II, Inc.

Unaudited Statement of Operations

February 1 2018 to April 30, 2018 and

August 1, 2017 to April 30, 2018

	For the period February 1,2018 to April 30, 2018	For the period August 1, 2017 to April 30, 2018

Operating expenses
General and Administrative expenses	$0	$3,949
Total operating expenses	$0	$3,949

Net loss	$0	$3,949

Basic and diluted net loss per common share		$(0.00)

Basic and diluted weighted average common shares outstanding		20,000,000

See accompanying notes to unaudited financial statements.

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 Atlantic Acquisition II, Inc.

Unaudited Statement of Cash Flows

February 1, 2018 to April 30, 2018

	For the period February 1, 2018 to April 30, 2018	For the period August 1, 2017 to April 30, 2018
Cash flows from operating activities
Net loss	$0	$3,949
—
—
Expenses paid by related party on behalf of Company- due to related party	$0	$3,949
Net cash used in operating activities	—	—

Net change in cash	-----	—
Cash, beginning of period	-----	—
Cash, end of period	$—	$—

Supplemental cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to unaudited financial statements.

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Atlantic Acquisition II, Inc.

Notes to Unaudited Financial Statements

April 30, 2018

 Note 1 - Nature of Business

Atlantic Acquisition II, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 29, 2017 with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has not commenced significant operations.

The Company has elected a fiscal year end of July 31.

Note 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows as of April 30, 2018, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted. It is suggested that these unaudited interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s July 31, 2017 financial statements. The results of operations for the six months ended April 30, 2018 are not necessarily indicative of the operating results for the full year.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and liabilities in the normal course of business. For the period August 1, 2017 through April 30, 2018 and February 1, 2018 to April 30, 2018 the Company has a net loss of approximately $4,000 and $0 respectively, and an accumulated deficit of approximately $36,000 and $32,000 as of April 30, 2018 and July 31, 2017, respectively. Currently the Company does not have cash and no material assets, nor dues it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through the placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

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Atlantic Acquisition II, Inc.

Notes to Unaudited Financial Statements

January 31, 2018

Note 3 -  Related Party Transactions

The Company has a related party payable to one of the shareholders of the Company as of January 31, 2018 of approximately $10,000 and as of July 31, 2017 approximately $6,000. The note payable is non-interest bearing and due on demand.

Recent Accounting Pronouncements

Need to indicate what will impact Company or nothing recently issued will impact. Need to update for this.

Note 4 – Shareholders’ Deficit

Need to disclose the articles amended the par value of common stock and not has authority to issue preferred shares (voting rights, preference, etc.)

27

 ATLANTIC ACQUISITION II, INC.

FINANCIAL STATEMENTS

INFORMATION WITH RESPECT TO THE TARGET

BUSINESS PLAN

Our Mission

Simply Smarter….

PGC wants to provide the industry's most efficient, highest-rated, and cost-effective sustainable smart energy products in the marketplace. Our goal is to implement innovative clean energy solutions to the environmental crisis as we strive to achieve the perfect balance between energy efficiency and energy effectiveness.

PGC innovates, manufactures, owns and operates proprietary patented ETL Certified intelligent energy allocation and generation technologies. Our Patented technology blends different energy sources that provide the highest level of efficiency, comfort, and reliability to our consumers.

Executive Summary

We would like to introduce you to the opportunity to invest in our promising and rising HVAC manufacturing company.

This document presents the Investment Prospectus and Business Plan for the Perfectly Green Corporation. The company has been formed as a Texas Corporation, and it’s manufacturing facility is located in Plano, TX. The Perfectly Green Corp. ("PGC" or "Company") was founded in 2009 by Chief Executive Officer, Eric Barger. In that year he created the first prototype of its patented energy blending technology. Later that year The Perfectly Green Corp. was formed and in 2010, Perfectly Green® began further research, development and production.

The mission of the Perfectly Green Corporation is working hard to become a leader in HVAC manufacturing with its state-of-the-art Smart Frog Residential and Light Commercial units. The PGC patented technology allows the user of this equipment to create a one of a kind commercial or home comfort experience with a product that maximizes their energy savings and promotes green living. Future variations include full communication and automation to interact with Google, Amazon, Andriod and iOS platforms creating endless possibilities of what the Smart Frog can do.

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Through PGC's innovative and integrated technology, PGC plans to accelerate its growth rate in the combined residential/light commercial HVAC & standby generation industries over the next five years, leading a paradigm shift in the industry.

By leveraging a well thought out business plan executed by a skilled management team, PGC expects to generate over $100M in three-year sales by targeting HVAC Contractors, Dealers, Residential Customers, Commercial Businesses, Home Builders and Project Developers across 48 states and Canada.

Our Company

The Perfectly Green Corporation has embraced green living by utilizing our patented technology to engineer and invent a product that is energy efficient and utilizes renewable resources that reduces the use of fossil fuels, pollution and greenhouse gas emissions.

Green technology is a fast-growing market that has the ability to generate high profits. Consumers know that buying green inventions can reduce your energy bill in addition to the benefits to the environment. Our ability to partner with Home Builders and Project Developers that are offering green technology to consumers allows the advanced technology of the Smart Frog to take the market by storm!

Our Values

The Perfectly Green Corp. strives to provide an employee-friendly environment in which, goal-oriented individuals thrive as they achieve ever more demanding challenges. PGC's commitment to serving customers and to providing quality products at competitive prices is unwavering. Our values guide our behavior, and collectively, our behaviors determine how we are perceived as a company.

Our Product

Perfectly Green Corp’s energy solutions are on-site, Point-of-Use Generation®, Micro Power Generation® and air conditioning/standby generation systems. PGC's revolutionary residential/light commercial unit, branded the Smart Frog AC, is an all in one high efficiency HVAC system (third-party rated by Intertek Testing Laboratories up to 23 SEER for the 5-ton unit) enclosed in a durable weather proof ABS plastic housing, with built-in 7-9KW standby generation, an inverter on-board allowing you to simply plug in up to 4.5KW of solar panels to generate your own electricity, and smart grid controls enabling the unit to function on-grid for typical power consumption, blended grid for solar users and off-grid in emergency power failure and demand response situations.

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Our Heat Pump Unit which is our next product release just went through ETL testing and scored an incredible SEER Rating!!

Intertek

SEASONAL ENERGY EFFICIENCY RATIO (SEER) Version C, 2012-02-08, TRS

Section 4.1.4

DOE 10 CFR 430 Appendix M, AHRI 210/240 - 2008

PROJECT / UUT INFORMATION

Report Number:			AHRI Number:		
Client:	The Perfectly Green Corp.		Manufacturer:	The Perfectly Green Corp.	
Project:	Smart Frog Heat Pump		Model:	PGC060A100A-HP	
Task:	Performance Test		Serial Number:		
Compressor Type:	Variable Speed	[-]	Blower Type:	Fixed Speed	[-]
Minimum SEER:		[-]	Multi-Evaporator?:	No	[Y/N]
Rated SEER:		[-]			

Incredible!!!
26.49

TEST DATA

Test	ID Condition [DB / WB]	OD Condition [DB / WB]		Capacity) [Btu/hr]	Power [W]	Test Report [*]
A2	80 / 67	95 / 75*	Req	57032.7	4807.15	
B2	80 / 67	82 / 65*	Req	50284.6	3643.15	
Ev	80 / 67	87 / 69*	Req	34817	2325	
B1	80 / 67	82 / 65*	Req	31951.8	1888.43	
F1	80 / 67	67 / 53.5*	Req	23619.5	1035.98	
G1	80 / < 57	67 / -	Opt	-	-	
I1	80 / < 57	67 / -	Opt	Cd1 =	0.25	

SEER CALCULATION

Bin#	Tj	nj/N	BL (Tj)	Speed	qc(Tj)/N	ec(Tj)/N
1	67	0.214	3,458.53	L	739.70	41.25
2	72	0.231	12,097.85	L	2,794.60	160.75
3	77	0.216	20,739.16	L	4,479.66	263.10
4	82	0.161	29,380.48	L	4,730.26	281.99
5	87	0.104	38,021.80	H/L	3,954.27	0.00
6	92	0.052	46,663.12	H/L	2,426.48	0.00
7	97	0.018	55,304.44	H/L	995.48	0.00
8	102	0.004	63,945.75	H (lockout)	242.67	21.74
				Totals:	20,363.11	768.82

		% Rated	% Minimum
SEER:	26.49	#DIV/01	#DIV/01

NOTES

SIGNATURE

Conducted by: ______________________ (NAME)

June 15, 2018
Date

Book13 Page 1 of 1 6/15/2018 12:34 PM

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Our Market

The market for PGC technology has several opportunities. The use of the PGC technology will aid in a low pressure, time sensitive purchase program. PGC up to 23 SEER rating makes it one of the most energy efficient units in the marketplace. Our ability to expand our market share by combining the use of solar and back-up generation is something that no other manufacturer has accomplished or productized. We have created a niche market that Generation X, Y and Millennials expect as green technology becomes further incorporated in to every aspect of our daily living.

With the rising cost of electricity and utility companies moving towards on demand billing, the Smart Frog’s ability to reduce both energy consumption and energy billing is a smart choice. As we move to productize our light commercial unit we have identified another niche market of companies wishing to be able to supply afterhours power and the Commercial Smart Frog equipment will be able provide the solution they are seeking while providing substantial energy savings.

Our Market

Growing Our Network

We currently have over 200+ dealers in our network and look forward to doubling this number in the next 12 months. We have added a full-time sales representative to reach out and maintain these relationships that we believe will valuable in our endeavor to acquire HVAC businesses nationwide and keep our sales pipeline steady.

Our Plan

In addition to expanding our Product Line and facilitating sales of the Smart Frog AC System, we would also like to acquire well established AC and Electrical Companies in all 48 States. By doing so for companies with revenues ranging from $3M - $20M we can increase our company valuation while obtaining these acquisitions with both stock and equity transactions. These acquisitions not only have established clientele that allow us to capitalize on not only the synergy of the Solar and AC market, but also the parts revenue associated with each. Because we are an OEM our ability to purchase parts in volume is far less than these individuals who currently purchase from supply houses. Essentially, for a company that has upwards of $10M in sales per year, $3M of which are estimated parts revenue… By requiring these companies to source all of their products through PGC, this not only increases our valuation, but essentially it is structured to pay for the acquisition in the first 12 months of ownership.

Our plan is to position PGC as a $100M Company within the next 36 months. Eric Barger and PGC’s largest shareholder combined own 65% of the issued shares upon conversion. All of which are currently categorized as Founders Shares, with the proper Preferred Stock Structure a significant number of these shares can be set to further guarantee long term control of the company.

Upon the completion of a SPAC or Merger Acquisition two convertible notes have signed agreements to convert removing $3,028,301.25 of debt from our balance sheet. Total shares issued is currently approximately 116M including the convertables.

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SWOT Analysis

Strengths

We started with a single potential product and have turned it into a multi-diversified opportunity. As a manufacturer in the highly competitive HVAC market, our top-level management staff has the expertise and strengths of knowing the industry in multiple facets to advance our product.

Our patented technology has a superior advantage in its capabilities and functionality verses our closest competition. With four pending patents, PGC has the ability to add additional opportunities to its core product.

Weaknesses

Growth Potential if not monitored closely would present a situation in which we would overpromise and under deliver. The need to add additional employees at a fast rate requires strategic planning and training implementation to protect the brand.

Managing the accelerated growth and providing the level of customer service necessary to fulfill our client needs.

Opportunities

Intense planning phases of implementation to maintain the integrity of our infrastructure and allow the utilization of incoming revenue in our working capital structure. Utilization of our advisory board’s expertise to help facilitate our rapid growth.

The ability to acquire well structured HVAC companies that have a large existing customer base allow the increased sales potential of the Smart Frog equipment as well us the ability to integrate a Parts division of the Perfectly Green Corporation resulting in additional ROI.

Threats

We must maintain a forward-thinking approach in the industry keeping abreast of new or up and coming technologies that would have the ability to catch up or surpass our technology.

Diverting and handling legal implications of other manufacturers that may potentially try to use our patented technology.

Current financial limitations of working capital do not allow the organization to implement its technology into multiple project developers at a fast-enough rate that will ultimately provide the ROI necessary to create additional and future growth opportunities.

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TARGET’S MANAGEMENT

Executive Officers

Name	Age	Position

Eric Barger,	59	Chairman and CEO

Smokey Kowaleski		Vice President of Operations

Eric Barger, Chairman and CEO

Responsible for directing and overseeing a team of engineers in research & development, design and prototyping a revolutionary game-changing technology platform. Mr. Barger’s career as an innovator, inventor, and entrepreneur spans more than 30 years. A veteran of the United States Air Force, Mr. Barger served his active duty time in the military as a mechanical equipment specialist, a rewarding experience that propelled his career in the mechanical and HVAC service industry. By combining good old-fashioned American grit and engineering ingenuity, he discovered an important HVAC breakthrough. PGC's Smart Frog AC residential/light commercial product is the first truly game-changing technology introduced to the HVAC market in over 50 years!

Smokey Kowaleski, Vice President of Operations

Responsible for overseeing all aspects of the PGC workforce and day to day operations, as well as Procurement, Inventory, and working directly with the Executive Management team. Mr. Kowaleski has always been charismatic and ambitious from a young age. This enthusiasm lead him to a career in Management, Procurement, and Project Management over the span of 20 years. During this time, he has gained extensive experience in employee management, vendor relations, cost negotiation, inventory management, and framework implementation. When presented the opportunity to join the amazing PGC team in the mission to revolutionize the HVAC market he dove right in bringing his motivation, passion, loyalty, and integrity to the table. In doing so he has become a valuable member of this corporation and a key player in the development of our game changing technology.

Executive Compensation

Summary Compensation Table.

There is no compensation paid to any employees at the present time. Employees will receive compensation after the company has achieved positive cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TARGET

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of January 1, 2018, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Owned	Percent of Class

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Acquisition Candidate Financials

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Atlantic Acquisition II, Inc. in connection with the sale of the common stock being registered. Atlantic Acquisition II, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock.  Robert Bubeck is the source of the funds for the costs of the offering. Mr. Bubeck has no agreement in writing to pay the expenses of this offering on behalf of Atlantic Acquisition II, Inc. and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,500
Accounting Fees	$3,500
Escrow Fees	$2,500
Registration Fee	$106

Total	$8,606

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Atlantic Acquisition II, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officer and Director indemnity is covered by Section 78.7502

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

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2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Escrow or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Atlantic Acquisition II, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

Since its inception of the Company through the date of this S-1, Atlantic Acquisition II, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On June 29, 2017, the Company’s 3 officers and directors received founders shares of 5,400,00 shares each of common stock of the Company, each, par value $0.0001 per share.

On June 29, 2017 Miguel Dotres and John Gladdis were issued 800,000 and 3,000,000 shares respectively for services valued at $800 and $3,000.

At the time of the issuance, the five (5) purchasers were in possession of all available material information about us. On the basis of these facts, Atlantic Acquisition II, Inc. claims that the issuance of stock to its founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Atlantic believes that the exemption from registration for these sales under Section 4(2) was available because:

●          They were an executive officer or director of Atlantic or related party thereto and thus had fair access to all material information about Atlantic before investing;

●          There was no general advertising or solicitation; and

●          The shares bear a restrictive transfer legend.

The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, Atlantic was recently formed or in the process of being formed and possessed no assets.

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ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws*

a)	Articles of Incorporation*
b)	Bylaws adopted on June 29, 2017*

5.1	Opinion of Elaine A. Dowling, Esq.*

23.1	Consent of Independent Auditor

99.1	Consolidated Financial Statements for The Perfectly Green Corp.

99	Additional Exhibits

a) Escrow Agreement*
b) Subscription Agreement*
c) Exchange Agreement

* Previously filed

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the   initial bona fide offering thereof.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, state of Florida on July 22, 2019 .

Atlantic Acquisition II, Inc. (Registrant)

By: /s/ Robert Bubeck
Robert Bubeck, President, Principal Executive Officer

By: /s/ Benny Doro
Benny Doro, Secretary

By: /s/ Margaret McLaughlin
Margaret McLaughlin, Treasurer, Principal Accounting Officer, Principal Financial Officer

Signature	Title	Date

/s/ Robert Bubeck	President, Director, Principal Executive Officer	July 22, 2019
Robert Bubeck

/s/ Benny Doro	Secretary, Director	July 22, 2019
Benny Doro

/s/ Margaret McLaughlin	Treasurer, Director Principal Accounting Officer, Principal Financial Officer	July 22, 2019
Margaret McLaughlin

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